EXHIBIT 10.11.1 (Environmental Safeguards, Inc.)

The registrant has requested that portions of this exhibit be given confidential treatment and the registrant has filed a confidential treatment request with the Secretary of the Commission. In this exhibit, the registrant has omitted such material and the registrant has marked this exhibit with a mark ***** to indicate where material has been omitted.




                                 FIRST AMENDMENT
                                       TO
               HAZARDOUS WASTE RECYCLING SERVICES CONTRACT - U.S.

     This First Amendment to Hazardous Waste Recycling Services Contract - U.S. ("AMENDMENT") is entered into on the day hereinafter set forth by and between OnSite Technology L.L.C., an Oklahoma limited liability company ("ONSITE") with offices at 2600 South Loop West, Ste. 645, Houston, Texas 77054 and Rineco Chemical Industries, Inc., ("CUSTOMER") with offices at 819 Vulcan Road, Haskell, Arkansas 72015.

                               W-I-T-N-E-S-S-E-T-H

     WHEREAS, OnSite and Customer have previously entered into a Hazardous Waste Recycling Services Contract - U.S. dated February 15, 2003 ("Contract"); and

     WHEREAS, a wholly-owned subsidiary of Customer, Rineco Recycling, LLC, an Arkansas limited liability company ("Lender"), has agreed to lend certain sums to OnSite subject and pursuant to the terms of that certain Commitment Letter (herein so called) dated March 6, 2003, executed by and between OnSite and Lender; and

     WHEREAS, pursuant to the Commitment Letter, and as a condition of making the Loan described therein, the parties hereto desire to amend the Contract as set forth herein;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, OnSite and Customer hereby mutually agree as follows:

     1. The parties hereto agree that the Contract did not terminate on ***** due to the failure of Customer to obtain any approvals as provided in Paragraph 4.1, but remains in full force and effect except as modified herein, and that Paragraph 4.1 is hereby amended in its entirety to read as follows:

               TERM FOR PILOT PROGRAM PHASE: The initial term of this Contract shall be the "Pilot Program Phase." The Pilot Program Phase shall have a term of ***** operating days from the Commencement of Pilot Program Phase. Commencement of Pilot Program Phase shall be the date on which OnSite's ITD Unit has been delivered to the Work Site and set up and Onsite is ready to begin operating, but in no event shall be later than *****. OnSite shall not deliver any Units to the Work Site prior to notification from Customer that all permits and approvals have been obtained. In the event Customer has not obtained such approvals by *****, then this Contract shall automatically terminate effective on such date without either party having any further obligations hereunder. At the end of the Pilot Program Phase the parties shall evaluate the operating results under this Contract, specifically evaluating (i) throughput of the ITD Unit,
               (ii) acceptability of processed solids residue for mixing with liquids (iii) salability of the recycled liquid hydrocarbons residue and (iv) ability to process metal strips. If the parties in good faith determine that the results of the Pilot Program are acceptable, then the Contract shall immediately, without further action on the part of either party, progress to the "Operating Phase," otherwise, the Contract shall terminate. At any time during the Pilot Program Phase at Rineco's option Rineco can elect to move into the "Operating Phase."

     2. Paragraph 4.2 of the Contract is amended in its entirety to read as follows:

               TERM FOR OPERATING PHASE: Unless terminated as otherwise provided in this Contract, the Operating Phase shall have a term ending on *****. On such date and each anniversary thereof, the Contract will be automatically renewed on a year-to-year basis for a one-year renewal term, unless either party gives the other party sixty (60) days prior notice of its intent to terminate this Contract, effective on ***** or any anniversary date thereof.

     3. Paragraph 4.3 of the Contract is amended in its entirety to read as follows:

               EARLY  TERMINATION:  Notwithstanding  the provisions of Paragraph
               4.1 and 4.2, Customer may direct the stoppage of the work and the termination of this Contract even though there has been no default on the part of OnSite hereunder by giving ninety (90) days prior written notice to OnSite. In the event such notice is given, this Contract will terminate on the ninetieth (90th) day after notice is given. OnSite shall be entitled to payment in accordance with Paragraph 2.2 for all work performed under the Contract until termination.

     4.  Add  a  new  Paragraph  2.4  to  read  as  follows:

               OFFSET: In the event OnSite falls to pay any sums when due to Lender as provided in the Loan Documents, Customer shall be permitted to offset any such sums from payments due OnSite by Customer hereunder without the need to provide prior notice to or obtain any consent from OnSite. Customer's decision to exercise this right of offset shall in no way relieve OnSite from its obligations under the Loan Documents, including the obligation to pay any sums when due, or constitute a waiver by Lender of any rights or remedies it may have under said Loan Documents.

     5. All of the terms, conditions, covenants, representations, warranties and agreements contained in the Contract, except as to the extent amended by this Amendment, including all Exhibits and Schedules thereto, shall remain in full force and effect and continue to be binding upon the parties hereto and thereto according to their respective terms. By executing and delivering this Amendment, OnSite and Customer hereby expressly ratify and reaffirm the terms and conditions of their respective obligations under the Contract.

     6. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7. This Agreement shall be binding upon and inure to the benefit of the parties, their respective heirs, successors and assigns, and personal and legal representatives.

     This Amendment is agreed to and accepted by the parties on this 20th day of
                                                                     ----
March,  2003.

RINECO CHEMICAL INDUSTRIES, INC.             ONSITE  TECHNOLOGY  L.L.C.

By:  /s/  Michael R. Spinks                  By:  /s/  James S. Percell
   ---------------------------------            --------------------------------
                                                  James S. Percell, President
Name:   Michael R. Spinks
     -------------------------------

Title:  V.P. of Admin & CFO
      ------------------------------